                                                                    Exhibit 23.5
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc., of our reports dated December 27, 1996, with respect to the audited financial statements of R&A Bender, Inc., and R&A Bender Property, Ltd., included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated December 10, 1996 (as amended on Forms 8-K/A filed February 11, 1997, June 6, 1997, and July 10, 1997), filed with the Securities and Exchange Commission.


                                           /s/  Boyer & Ritter
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Chambersburg, Pennsylvania
April 7, 1998